Exhibit 10.36

February 25, 2025

Amendment to Employment Agreement

Dear Maury:

GPM Investments, LLC (“GPM”) and you (“Executive”) are parties to an Employment Agreement dated January 3, 2020 (the “Employment Agreement”). Section 4.6 of the Employment Agreement provides for the payment of a fixed Quarterly Bonus. GPM and Executive desire to convert the Quarterly Bonus into Base Salary. Therefore,

1.
Effective April 1, 2025, Section 4.6 of the Employment Agreement and all references in the Employment Agreement to the Quarterly Bonus shall be deleted in their entirety.

2.
A final quarterly bonus of $10,000 with respect to the first fiscal quarter of 2025 shall be paid to Executive in Executive’s April 4, 2025 paycheck so long as Executive is employed by the Company as of March 31, 2025.

3.
Effective April 1, 2025, Executive’s annual Base Salary, as in effect immediately prior to such date, shall be increased by $40,000.

Except as set forth herein, all of the terms, covenants and conditions of the Employment Agreement shall remain in full force and effect. Please sign below to confirm your acceptance and understanding of the terms herein.

GPM INVESTMENTS, LLC

By: /s/ Arie Kotler By: /s/ Robb Giammatteo

Arie Kotler Robb Giammatteo

President and CEO CFO

Accepted

/s/ Maury Bricks

Maury Bricks